Exhibit 99.1

PRESS RELEASE August 4, 2016	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Financial Results for

2nd Quarter and First Half of 2016

RIVER FALLS, Wis., August 4, 2016 - Sajan, Inc. (NASDAQ: SAJA), a leading provider of global language services and translation management system technology, today reported its financial results for the second quarter and six months ended June 30, 2016.

Revenues were $7,264,000 for the quarter ended June 30, 2016 compared to revenues of $7,377,000 for the quarter ended June 30, 2015. The Company reported a net loss of ($296,000) for the quarter ended June 30, 2016 compared to net income of $3,000 for the quarter ended June 30, 2015. Adjusted EBITDA was ($85,000) for the quarter ended June 30, 2016 compared to $317,000 for the quarter ended June 30, 2015. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

Revenues for the six months ended June 30, 2016 were $14,040,000 compared to $14,858,000 in the same period of 2015. Net loss for the first six months of 2016 was ($496,000) compared to net income of $7,000 in the same period in 2015. Adjusted EBITDA was ($57,000) in the first six months of 2016 compared to $663,000 in the same period of 2015.

Shannon Zimmerman, CEO of Sajan, commented on the Company’s 2nd quarter results: “The translation business has always been project oriented and subject to the timing and nature of the translation needs of our customers. During 2016, we have devoted substantial sales and marketing activities directed towards obtaining new customers and increased business from our current customers. These efforts have included adding a channel partner program, changing the focus of our VP of Life Sciences from operational towards winning new international Life Science customers, and the establishment of a Global Solutions Architect program (“GSA”) within the company. The GSA is a dedicated team that will promote the customer experience and is designed to win more business. Although these initiatives resulted in higher costs during the second quarter of 2016 compared to 2015, we believe that along with continued technological improvements to Transplicity, our translation technology platform, the actions and investments will result in future revenue growth”.

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
EBITDA	2016	2015	2016	2015
Net (loss) income	$(296)	$3	$(496)	$7
Interest expense	4	17	11	36
Income taxes	-	-	4	10
Depreciation and amortization	145	232	288	462
Stock-based compensation	62	65	136	148
Adjusted EBITDA	$(85)	$317	$(57)	$663

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

Sajan's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on August 4, 2016. Sajan invites all those interested to join the call by dialing (888) 469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on August 11, 2016 by dialing (866) 498-5464.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. Sajan’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, its press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect Sajan’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in Sajan’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 16, 2016 under the heading “Item 1A. Risk Factors.” Sajan does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) Amounts in thousands except per share data

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenues	$7,264	$7,377	$14,040	$14,858
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,736	4,481	9,047	8,892
Sales and marketing	1,079	886	1,966	1,806
Research and development	435	475	838	908
General and administrative	1,161	1,284	2,378	2,732
Depreciation and amortization	145	232	288	462
(Loss) income from Operations	(292)	19	(477)	58
Other expense, net	4	16	15	41
(Loss) Income before income taxes	(296)	3	(492)	17
Income tax expense	-	-	4	10
Net (loss) income	$(296)	$3	$(496)	$7
(Loss) income per common share – basic & diluted	$(0.06)	$0.00	$(0.10)	$0.00
Weighted average shares outstanding – basic	4,783	4,779	4,783	4,779
Weighted average shares outstanding – diluted	4,783	4,867	4,783	4,833

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Amounts in thousands

	June 30, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$3,005	$3,727
Accounts receivable, net of allowance	4,318	5,032
Unbilled services	1,052	646
Other current assets	627	684
Total current assets	9,002	10,089
Property and equipment, net	889	642
Other assets, net	162	181
Total Assets	$10,053	$10,912
Liabilities and Stockholders' Equity
Current liabilities
Accounts payables	$3,022	$3,297
Other current liabilities	1,449	1,666
Total current liabilities	4,471	4,963

Stockholders' equity	5,582	5,949
Total Liabilities and Stockholders' Equity	$10,053	$10,912